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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                          ________________________


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 22, 1999
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                           CASH TECHNOLOGIES, INC.
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             (Exact name of Registrant as specified in charter)


              Delaware              000-24569              95-4558331
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(State or other jurisdic-          (Commission            (IRS Employer
 tion of incorporation)            File Number)        Identification No.)


1434 West 11th Street   Los Angeles, California               90015
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   (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (213) 745-2000
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       (Former name or former address, if changed since last report.)
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Item 2. Acquisition or Disposition of Assets.

     Cash Technologies, Inc. (the "Company") issued the following press release regarding its proposed acquisition of a 51% interest in privately held Geld Bearbeitungs Systems GES.M.B.H., an Austian company ("Geld"). Consummation of the acquisition is subject to due diligence by the parties, negotiation and execution of a definitive agreement, final approval of the Board of Directors of the Company and possible approval of the shareholders of the shareholders of the Company.

Cash Technologies To Acquire Majority Interest In Austrian Equipment
Manufacturer

LOS ANGELES, CA, March 22, 1999 -- Cash Technologies, Inc. (NASDAQ:CHNG) announced today that it has agreed to acquire a 51% interest in Geld Bearbeitungs Systeme GES.M.B.H. ("Geld"), the leading manufacturer of coin equipment in Austria, for approximately $800,000 in cash and stock subject to certain adjustments. Geld has been a supplier of components to CoinBank Automated Systems, Inc., a Cash Technologies subsidiary.

"The Geld sales and service network in Germany and Austria will provide Cash Technologies with improved infrastructure and distribution for self-service coin machines as the European Union prepares for wide scale conversion to the euro," said Cash Technologies Chairman and CEO Bruce Korman. "This transaction also brings important proprietary cash handling technologies in house, adds to the Company's engineering resources and permits a substantial reduction of manufacturing costs."

Germany represents by far the largest market economy in the group of European Union ("EU") countries converting to the euro, responsible for approx. half of the EU's gross domestic product. The United Kingdom is not taking part in the euro conversion and not expected to participate for several years. Cash Technologies has positioned itself to take a lead position in the gigantic euro coin conversion problem facing the EU in 2002, when local currencies in the 11 participating countries will become unuseable.

Cash Technologies, Inc. develops and markets innovative e-commerce kiosks, including advanced self-service coin counters and the multifunction ATM-X automated teller machine. The Company also provides computerized cash processing services to banks, armored carriers, rapid transit agencies and other cash-intensive businesses.

Matters discussed in this release include forward-looking statements that involve risks and uncertainties, and actual results

                                       2
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may be materially different. Factors that could cause actual results to differ are disclosed in the company's reports to the Securities and Exchange Commission, including its Form 10-QSB and Form 10-KSB on file with the SEC.

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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CASH TECHNOLOGIES, INC.
                                         (Registrant)


                                    By /s/ ROBERT GIELOW
                                      ________________________________________
                                      Robert Gielow
                                      Chief Financial Officer


Dated:    March 22, 1999